For Immediate Release



                               FIRST CAPITAL, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING

      Corydon, Indiana Wednesday, January 16, 2008. -- First Capital, Inc. (Nasdaq: FCAP) today announced that its annual meeting of stockholders will be held on Wednesday, May 14, 2008.

      First Capital, Inc. is the holding company for First Harrison Bank. First Harrison currently operates twelve full-service offices in the Indiana communities of Corydon (2), Palmyra, New Salisbury, Georgetown, Greenville, Hardinsburg, New Albany (2), Floyds Knobs, Jeffersonville and Salem that provide deposit and lending services to customers in southeastern Indiana. First Harrison also offers online banking and electronic bill payments by accessing the Bank website at www.firstharrison.com.
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Contact: M. Chris Frederick - Senior Vice President, Chief Financial Officer
         First Capital, Inc.
         200 Federal Drive, N.W.
         Corydon, Indiana 47112
         (812) 738-2198, ext. 234